UNITED STATES
SECURITIES AND EXCHANGE
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15 (d) of the Securities Exchange Act of 1934

Date of Report: October 28, 2004

MIDDLESEX WATER COMPANY
(Exact name of registrant as specified in its charter)

NEW JERSEY (State or other jurisdiction of incorporation or organization)	0-422 (Commission File Number)	22-1114430 (I.R.S. Employer Identification No.)

1500 RONSON ROAD, P.O. BOX 1500, ISELIN, NEW JERSEY 08830
(Address of principal executive offices, including zip code)

(732)-634-1500
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐   Pre commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Tidewater Utilities, Inc., a subsidiary of Middlesex Water Company

Item. 8.01 Other Events

Announcement of Final Decision from the Delaware Public Service Commission on Rate Increase filed by Tidewater Utilities, Inc., a subsidiary of Middlesex Water Company, as set forth in the attached press release.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf of the undersigned hereunto duly authorized.

MIDDLESEX WATER COMPANY (Registrant) /s/Kenneth J. Quinn Kenneth J. Quinn Vice President, General Counsel, Secretary and Treasurer

Dated: October 28, 2004

For More Information, Call:

CONTACT: Gerard L. Esposito, President, Tidewater Utilities, Inc. (302) 734-7500
or Bernadette Sohler, Director of Communications, Middlesex Water Company (732) 634-1500

DELAWARE PSC ISSUES FINAL DECISION
ON TIDEWATER RATE CASE
Current Rates in Effect Will Not Change

        DOVER, DELAWARE – October 28, 2004, – Tidewater Utilities Inc., (Tidewater), a water utility serving 25,000 residential and other customers in New Castle, Kent and Sussex Counties, DE, has received the final decision on the rate case it had filed with the Delaware Public Service Commission (PSC) in April 2004. The Company, as allowed under the PSC rules and regulations, had placed interim rates of 15% into effect in June 2004 to cover its additional increases and capital costs. In its decision and Order, the PSC granted the Company an increase equal to these interim rates. No additional increases have been granted. The 15% increase reflects rates currently in effect.

        Tidewater had sought a 24% increase or $2,527,887 over present revenues. The interim increase of 15% represents $1,500,000 above annual revenues inclusive of two Distribution System Improvement Charge (DSIC) adjustments already implemented by Tidewater over the past year. A DSIC is a charge for non-revenue producing capital improvements. Tidewater has invested more than $48 million to build new water systems, upgrade treatment facilities and improve its water distribution infrastructure, since 1992.

        Tidewater will be eligible for a second phase increase, and able to apply for additional revenues of up to $533,598, provided it completes a number of capital projects by May 2005. The Company also agreed to waive its right to file a DSIC application over the next three six-month cycles (January and July of 2005, and January of 2006). Tidewater also agreed to defer making an application for a general rate increase until after April 1, 2006.

        Tidewater has been systematically investing in plant upgrades and equipment over the past several years to continue providing quality service and to keep pace with double-digit growth in its customer base. The Company continues to focus on creating system interconnections, water main extensions and consolidating its many independent systems into regional districts. Tidewater operates 70 independent water systems that serve over 240 residential communities throughout Delaware.

        Presently, the average household served by Tidewater is charged approximately $34.20 per month for 5,000 gallons of water. Water charges for residential customers consist of a $43.37 quarterly facilities charge and a consumption charge of $ 3.9493 per 1,000 gallons.

        “We are committed to investing in our water infrastructure to ensure a safe and reliable drinking water supply for all Delawareans. Although this increase is less than we requested, the added revenues will help support the upgrades needed to continue providing quality service to our customers,” said Gerard L. Esposito, President of Tidewater Utilities, Inc. “The final decision balances the interests of the Company and its ratepayers. It avoids the cost of further litigation and delays the time when the Company can file again for a rate increase,” added Esposito.

        Tidewater Utilities, Inc. is a wholly owned subsidiary of Middlesex Water Company, (NASDAQ:MSEX) a leading New Jersey water utility established in 1897, serving residents of central New Jersey.

#####

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995:

Certain matters discussed in this press release are “forward-looking statements” intended to qualify for safe harbors from liability established by the Private Securities Litigation Reform Act of 1995. Such statements address future plans, objectives, expectations and events concerning various matters such as capital expenditures, earnings, litigation, growth potential, rate, regulatory matters, liquidity, capital resources and accounting matters. Actual results in each case could differ materially from those currently anticipated in such statements. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

####